SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement, dated April 8, 2014 (this "Agreement"), is made by and among Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Sentio Parties”). The Investor and the Sentio Parties are collectively referred to herein as the “Parties,” and each a “Party.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (defined below).

WHEREAS, the Parties have entered into a Securities Purchase Agreement, dated as of February 10, 2013, as amended by that certain Waiver Agreement dated August 28, 2013 (as amended), that certain Waiver Agreement dated November 12, 2013 (as amended), and that certain Amendment Agreement dated as of February 10, 2014 (collectively, the “Purchase Agreement”);

WHEREAS, on March 14, 2014, the Company’s board of directors authorized the Company to conduct a tender offer pursuant to which the Company will seek to repurchase up to $35,000,000 of Common Stock (the “Company Tender Offer”);

WHEREAS, the Sentio Parties have requested that the Investor amend certain provisions of the Purchase Agreement to allow the Company to conduct the Company Tender Offer and to provide for the funding of a portion of the Company Tender Offer by the Investor;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreements; Waivers.

(a) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree that Section 2.1 of the Purchase Agreement shall be amended and restated in its entirety as follows:

Section 2.1. Put Exercise Notices.

(a) Commencing on the thirtieth day following the Effective Date, the Sentio Parties may, from time to time in their sole discretion, provide to the Investor a Put Exercise Notice, substantially in the form attached hereto as Exhibit E for a Put Exercise in connection with a proposed investment opportunity (an “Ordinary Put Exercise Notice”), and, solely during the period commencing on April 8, 2014 and ending on June 30, 2014, the Sentio Parties may provide to the Investor one Put Exercise Notice substantially in the form attached hereto as Exhibit E-2 for a Put Exercise in connection with the Company Tender Offer (a “Tender Offer Put Exercise Notice” and collectively with any Ordinary Put Exercise Notices, a “Put Exercise Notice”). Each Put Exercise Notice must:

(i) be delivered to the Investor not later than 9:30 a.m. (Eastern Standard time) at least fifteen (15) Business Days prior to the Closing Date specified in the Put Exercise Notice (in the case of an Ordinary Put Exercise Notice), and, at least thirty (30) Business Days prior to the Closing Date specified in the Put Exercise Notice (in the case of the Tender Offer Put Exercise Notice);

(ii) identify the proposed investment opportunity and specify the criteria supporting the Sentio Parties’ conclusion that such investment opportunity is a Qualifying Acquisition (in the case of an Ordinary Put Exercise Notice), or identify the proposed use for the Put Exercise Amount as the repurchase by the Company of shares of Common Stock pursuant to the Company Tender Offer and specify the material terms of such Company Tender Offer (in the case of the Tender Offer Put Exercise Notice);

(iii) specify the Put Exercise Amount or, in the case of the Tender Offer Put Exercise Notice, the maximum Put Exercise Amount; and

(iv) designate the Closing Date.

The date on which the Sentio Parties deliver any Put Exercise Notice in accordance with this Section 2.1 hereinafter will be referred to as a “Put Exercise Date.”

(b) In the case of an Ordinary Put Exercise Notice, no later than five (5) Business Days from the Put Exercise Date, the Investor will notify the Sentio Parties of whether (i) the proposed investment opportunity is an Approved Acquisition; (ii) the Investor is exercising a Strike with respect to such proposed investment opportunity; or (iii) the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity is a Qualifying Acquisition. In the case of the Tender Offer Put Exercise Notice, no later than five (5) Business Days from the Put Exercise Date, the Investor will notify the Sentio Parties of whether the Investor approves of the use of the Put Exercise Amount for the funding of such Company Tender Offer.

(c) At any time prior to the Closing Date set forth in a Put Exercise Notice, but no later than three (3) Business Days prior to the Closing Date set forth in such Put Exercise Notice, the Sentio Parties may (i) notify the Investor that the Sentio Parties are terminating the Put Exercise Notice, in which case such Put Exercise Notice will expire without further effect, or (ii) amend such Put Exercise Notice (an “Amended Put Exercise Notice”) and deliver such Amended Put Exercise Notice to Investor. If the Amended Put Exercise Notice relates to an Ordinary Put Exercise Notice, no later than three (3) Business Days after Investor’s receipt of the Amended Put Exercise Notice, the Investor will notify the Sentio Parties of whether (x) the proposed investment opportunity is an Approved Acquisition; (y) the Investor is exercising a Strike with respect to such proposed investment opportunity; or (z) the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity is a Qualifying Acquisition. If the Amended Put Exercise Notice relates to the Tender Offer Put Exercise Notice, no later than three (3) Business Days after Investor’s receipt of the Amended Put Exercise Notice, the Investor will notify the Sentio Parties of whether the Investor approves of the use of the Put Exercise Amount for the funding of such Company Tender Offer; provided however, that if the Amended Put Exercise Notice relates to the Tender Offer Put Exercise Notice and such Amended Put Exercise Notice only (i) amends the Closing Date, and/or (ii) specifies the actual Put Exercise Amount, then no further Investor approval will be required.

(d) If the proposed investment opportunity described in an Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable) is an Approved Acquisition, then upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept such Put Exercise Notice (or Amended Put Exercise Notice, as applicable) prepared and delivered in accordance with the provisions of this Agreement, and to purchase from the Sentio Parties the Securities issuable pursuant to and as set forth in such Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable). If the Tender Offer Put Exercise Notice (or Amended Put Exercise Notice, as applicable) is approved by the Investor, the Investor is obligated to accept such Put Exercise Notice (or Amended Put Exercise Notice, as applicable) prepared and delivered in accordance with the provisions of this Agreement, and to purchase from the Sentio Parties the Securities issuable pursuant to and as set forth in such Put Exercise Notice (or Amended Put Exercise Notice, as applicable).

(e) If the Investor exercises a Strike with respect to a proposed investment opportunity described in an Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable) then the Investor is not obligated to accept such Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable) and, subject to the provisions of Section 7.1(e), such Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable) will expire without further effect.

(f) If the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity described in an Ordinary Put Exercise Notice (or Amended Put Exercise Notice, as applicable) is a Qualifying Acquisition, or if the Investor declines to approve the Tender Offer Put Exercise Notice (or Amended Put Exercise Notice, as applicable), then the Sentio Parties will negotiate with the Investor in good faith to determine the changes necessary to make the proposed investment opportunity a Qualifying Acquisition, or to secure Investor approval of the Tender Offer Put Exercise Notice, as applicable, and thereafter the Sentio Parties will resubmit a Put Exercise Notice as described in Section 2.1(a) hereof.

(g) Upon the earlier of the Closing Date of the Company Tender Offer or June 30, 2014 (the “Extension Date”), if the aggregate Exercised Put Amount during the period from the Effective Date to the Extension Date (including, solely for the purpose of this section, any Exercised Put Amounts related to the SLR Boston Acquisition Proposal and/or the Company Tender Offer, but excluding any other Exercised Put Amounts closed after the First Anniversary and on or before the Extension Date) is less than $35,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) $35,000,000 and (ii) the aggregate Exercised Put Amount during the period from the Effective Date to the Extension Date.

(h) On the Business Day that is two (2) years from the Effective Date (the “Second Anniversary”), if the aggregate Exercised Put Amount during the period from the Extension Date to the Second Anniversary (excluding, solely for the purpose of this section, any Exercised Put Amounts related to the SLR Boston Acquisition Proposal and/or the Company Tender Offer, but including any other Exercised Put Amounts closed after the First Anniversary and on or before the Extension Date) is less than $35,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) $35,000,000 and (ii) the aggregate Exercised Put Amount during the period from the Extension Date to the Second Anniversary. Notwithstanding the foregoing, no such premium will be paid if the Investor exercised more than one Strike during the period from the Extension Date to the Second Anniversary.

(i) If the Extension Period is exercised in accordance with Section 7.1(d), on the Business Day that is three (3) years from the Effective Date (the “Third Anniversary”), if the aggregate Exercised Put Amount during the period from the Second Anniversary to the Third Anniversary is less than $50,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) the lesser of (A) $50,000,000 and (B) the Remaining Put Amount, and (ii) the aggregate Exercised Put Amount during the period from the Second Anniversary to the Third Anniversary. Notwithstanding the foregoing, no such premium will be paid if the Investor exercised more than one Strike during the period from the Second Anniversary to the Third Anniversary.

(j) Notwithstanding Section 1.1 hereof, if the Company completes the Company Tender Offer, the Preferred Unit Put Right will be increased by the amount of the Exercised Put Amount actually funded by the Investor pursuant to the Tender Offer Put Exercise Notice, up to a maximum increase in the Preferred Unit Put Right of $29,000,000.

(b) Pursuant to Section 9.5 of the Purchase Agreement, the obligations of the Sentio Parties pursuant to the provisions of Section 2.1(j) of the Purchase Agreement as in effect immediately prior to the effectiveness of this Agreement shall be waived by the Investor effective upon the Closing of the Put Exercise related to the Tender Offer Put Exercise Notice.

(c) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree that Section 5.4 of the Purchase Agreement shall be amended and restated in its entirety as follows:

Section 5.4 Other Agreements and Other Financings. The Sentio Parties will not enter into, announce or recommend any agreement, plan, arrangement or transaction the terms of which would restrict, materially delay or conflict with the ability or right of the Sentio Parties or any of their Subsidiaries to perform its obligations under this Agreement or the Related Documents, including, without limitation, the obligation of the Sentio Parties to deliver Securities to the Investor in respect of Put Exercise Notices that may be delivered from time to time pursuant to this Agreement; provided that this Section 5.4 will not limit the ability of the Sentio Parties to enter into debt financing arrangements in respect of a Qualifying Acquisition solely by virtue of such financing arrangements containing provisions requiring the Sentio Parties to obtain the consent of the lenders under such financing arrangements to a change of control of the Sentio Parties as a result of the Investor acquiring Securities hereunder representing, in the aggregate, fifty percent (50%) or more of the voting securities of the Company (as defined in Rule 12b-2 promulgated under the Exchange Act).

(d) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree that Section 5.11 of the Purchase Agreement shall be amended and restated in its entirety as follows:

Section 5.11. Use of Proceeds. The gross proceeds from the sale of the Securities at each Closing will be used by the Company and/or the Partnership to acquire the Approved Acquisition specified in the Put Exercise Notice related to such Closing, to fund the Company Tender Offer specified in the Tender Offer Put Exercise Notice, or for such other purpose as the Investor may approve in writing. The Parties acknowledge that the minimum denomination of $100,000 applicable to each Put Exercise Notice may result in de minimis amounts of unallocated proceeds upon each Closing.

(e) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree that Section 6.3(e) of the Purchase Agreement shall be amended and restated in its entirety as follows:

(e) No Material Changes to Approved Acquisitions or Tender Offers. There shall have been no material changes to the terms of the Approved Acquisition or the terms of the Company Tender Offer, as applicable, as described in the Put Exercise Notice (or Amended Put Exercise Notice, as applicable) between the date approved by the Investor and the Closing Date.

(f) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree that the definitions of the following terms in Annex A to the Purchase Agreement shall be amended as follows:

“First Anniversary” will mean the Business day that is one (1) year from the Effective Date.

“Ordinary Put Exercise Notice” will have the meaning assigned to such term in Section 2.1(a) hereof.

“Tender Offer Put Exercise Notice” will have the meaning assigned to such term in Section 2.1(a) hereof.

(g) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree to include Exhibit E-2 to this Agreement as Exhibit E-2 to the Purchase Agreement.

(h) Pursuant to Section 9.3 of the Purchase Agreement, the Parties hereby agree to include Exhibit I-2 to this Agreement as Exhibit I-2 to the Purchase Agreement.

2. Limited Effect; No Modifications. This Agreement is effective as of the date first set forth above. The amendments set forth above shall be limited precisely as written and relate solely to the provisions of the Purchase Agreement in the manner and to the extent described above, and nothing in this Agreement shall be deemed to constitute a waiver of compliance by any of the Parties with respect to any other term, provision or condition of the Purchase Agreement or any Related Document, or any other instrument or agreement referred to therein. Except as expressly set forth herein, nothing contained in this Agreement will be deemed or construed to amend, supplement or modify the Purchase Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

3. Miscellaneous.

(a) This Agreement is governed by, and construed in accordance with, the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

(b) This Agreement shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns in each case permitted under Section 9.7 of the Purchase Agreement.

(c) The headings in this Agreement are for convenience only and will not constitute a part of this Agreement for any other purpose and will not be deemed to limit or affect any of the provisions hereof or of the Purchase Agreement.

(d) This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

(e) This Agreement, together with the Purchase Agreement and the Related Documents, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein or therein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Sentio Healthcare Properties, Inc.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

Sentio Healthcare Properties OP, L.P.

By:	Sentio Healthcare Properties, Inc.,
its general partner

	By:	/s/ John Mark Ramsey
	Name:	John Mark Ramsey
	Title:	President and Chief Executive Officer

Sentinel RE Investment Holdings LP

By:	Sentinel RE Investment Holdings GP,
as general partner

	By:	/s/ Billy Butcher
	Name:	Billy Butcher
	Title:	Vice President

Exhibit E-2

PUT EXERCISE NOTICE

OF

SENTIO HEALTHCARE PROPERTIES, INC.

AND

SENTIO HEALTHCARE PROPERTIES OP, L.P.

Pursuant to Section 2.1 of the Securities Purchase Agreement, dated as of February 10, 2013, as amended (the “Agreement”), by and among Sentio Healthcare Properties, Inc. (the “Company”), Sentio Healthcare Properties OP, L.P. (the “Partnership” and, together with the Company, the “Sentio Parties”) and Sentinel RE Investment Holdings LP (the “Investor”), the undersigned, [name of officer], being the [title] of the Company, on behalf of the Company and the Partnership, for itself and as the general partner of the Partnership, respectively, hereby deliver to the Investor this Put Exercise Notice. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The Sentio Parties are proposing to conduct a Company Tender Offer, the terms of which are described in Appendix A to this Put Exercise Notice. The maximum Put Exercise Amount is [_______] Series B Convertible Preferred Units for a total of $[________]. The Closing Date for this Put Exercise is __________, 20__ [at least [30] Business Days after the delivery of this Notice]. The Investor is requested to wire the requisite funds to the account of the Partnership (instructions attached as Appendix B), on or prior to the Closing Date.

Dated the [__] day of [_____], 20__.

_______________________________

Name:

Title:

Appendix A

Tender Offer Terms

Appendix B

Wiring Instructions

Exhibit I-2

SENTIO HEALTHCARE PROPERTIES, INC.

AND

SENTIO HEALTHCARE PROPERTIES OP, L.P.

COMPLIANCE CERTIFICATE

[DATE]

The undersigned, ___________, being the duly elected and acting [President/Chief Executive Officer/Chief Financial Officer/Senior Vice President] of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), acting on behalf of the Company for itself, and on behalf of Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership” and, together with the Company, the “Sentio Parties”) as the general partner of the Partnership, pursuant to Section 6.3(d) of the Securities Purchase Agreement dated as of February 10, 2013, as amended (the “Agreement”), by and among the Company, the Partnership and Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), hereby certifies that:

(i)	The representations and warranties [(other than Section 4.13 of the Agreement)][insert if there is litigation] of the Sentio Parties (A) contained in the Agreement and the Related Documents (other than Section 4.1, Section 4.2, Section 4.6, and Section 4.7 of the Agreement) (i) that are not qualified by “materiality” or “Material Adverse Effect” have been true and correct in all material respects when made and are true and correct in all material respects as of the Put Exercise Date and the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” have been true and correct when made and are true and correct as of the Put Exercise Date and date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date, (B) contained in Section 4.6 of the Agreement are true in all but de minimis respects as of the Put Exercise Date and the date hereof with the same force and effect as if made on such dates, and (C) contained in Sections 4.1, 4.2 and 4.7 of the Agreement are true in all respects as of the Put Exercise Date and the date hereof with the same force and effect as if made on such dates;

(ii)	Each of the Sentio Parties has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Related Documents to be performed, satisfied or complied with by it at or prior to the Put Exercise Date and date hereof;

(iii)	There have been no material changes to the terms of the Company Tender Offer, as described in the Put Exercise Notice (or Amended Put Exercise Notice, as applicable) between the date approved by the Investor and the date hereof;

(iv)	The Securities issuable pursuant to such Put Exercise Notice have been duly authorized by all necessary action of the Sentio Parties, and the Sentio Parties have timely delivered all the Securities relating to all prior Put Exercise Notices to the Investor; and

(v)	No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law are in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by the Agreement and the Related Documents.

Capitalized terms used but not defined herein shall have such meaning as are given to such terms in the Agreement.

In Witness Whereof, the undersigned has executed this Compliance Certificate in [his/her] capacity as ____________ of the Company, on behalf of the Company and the Partnership, for itself and as general partner of the Partnership, respectively, as of ________, 201_.

By:
Name:
Title: